UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2019

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Corporate Governance and Management

On April 26, 2019, the Board of Directors of the Company amended the Company’s Bylaws, as amended, effective immediately. The amendments relate primarily to the following:

•	The provisions in Article 2.6 (Adjourned Meetings) to provide that an annual meeting can also be adjourned by the chairman of such meeting; and

•	The provisions in Article 4 (Officers) to provide that the Company’s Board of Directors may delegate to certain senior officers its authority with respect to subordinate officers.

The foregoing description of the amendments to the Bylaws, as amended, is not complete and is qualified in its entirety by reference to the text of the Bylaws, as amended, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01. Other Events

The Board of Directors declared a quarterly cash dividend on the Company’s common stock and approved an increase to 65 cents per share, or $2.60 annually. The dividend declared on April 26, 2019, is payable May 24, 2019, to shareholders of record at the close of business on May 10, 2019.

Item  9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

3.2	Bylaws as amended of Costco Wholesale Corporation

99.1.	Press release dated April 26, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on April 29, 2019.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer